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                                                                    EXHIBIT 23.4
              [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]





                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in the "Business" and "Experts" sections of the Registration Statement on Form S-1 (the "Registration Statement") of MarkWest Energy Partners, L.P. and in any amendments or supplements to the Registration Statement.



                                       CAWLEY, GILLESPIE & ASSOCIATES, INC.



                                       /s/ J. Zane Meekins
                                       ------------------------------------
Fort Worth, Texas                      J. Zane Meekins
January 25, 2002                       Senior Vice President